Exhibit 99.1

Quality Systems, Inc. | Page 1

QUALITY SYSTEMS, INC. BOARD OF DIRECTORS APPROVES SALE OF NEXTGEN

HEALTHCARE HOSPITAL SOLUTIONS DIVISION

Irvine, Calif. – October 22, 2015 – Quality Systems, Inc. (NASDAQ: QSII), announced today it has sold the Hospital Solutions Division of its NextGen Healthcare subsidiary to QuadraMed Affinity Corporation (“QuadraMed”), which is part of the Harris Operating Group of Constellation Software Inc.

QuadraMed provides healthcare software and services primarily used in hospitals, health systems and related facilities throughout the U.S., Canada, the United Kingdom, and Saudi Arabia.

“The divestiture of our Hospital Solutions Division enables Quality Systems and NextGen Healthcare to focus on our core, ambulatory business, which includes one of the largest installed bases in the industry. This transaction underscores our commitment to further cementing our market position and emphasizing our core strengths within the ambulatory segment of healthcare delivery,” said Rusty Frantz, Quality Systems’ president and CEO.

Additional details will be communicated to NextGen Healthcare Solutions clients as well as employees as part of a seamless transition to QuadraMed.

The Spartan Group LLC provided financial advisory services to Quality Systems in this transaction.

About QuadraMed

Founded in 1993, QuadraMed® is a leading provider of healthcare technologies and services that improve the safety, quality and efficiency of patient care. Behind the Company’s products and services is a staff of 475 professionals who support clients at over 1,200 healthcare facilities. For information about QuadraMed, visit www.quadramed.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

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Contacts:

For Media and Public Relations Inquiries Contact:

NextGen Healthcare

Michelle Rovner, 215-657-7010

mrovner@nextgen.com

QuadraMed

Anand Savani

Weber Shandwick

617-520-7120

asavani@webershandwick.com

For Investor Relations Inquiries Contact:

Quality Systems, Inc.

Susan J. Lewis, 954-389-3700

slewis@qsii.com

Quality Systems, Inc.

John Stumpf, 949-255-2600

Interim CFO

jstumpf@qsii.com

Certain statements in this news release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements made by Rusty Frantz related to the Company’s future products and offerings and those statements by Rusty Frantz related to developments and trends in the healthcare industry and the Company’s future products and offerings. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the possibility that products will not achieve or sustain market acceptance; the impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in our software; changing economic, political or regulatory influences in the healthcare industry; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; and general economic conditions. Additional risks and uncertainties are set forth in the Company’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

© 2015 Quality Systems, Inc., Irvine, CA 92612

® Marks owned by Quality Systems, Inc.